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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc, on Form S-8 of our report dated March 15, 2004, appearing in the Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 12, 2004